Exhibit 1

Joint Filer Agreement and Power of Attorney

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any amendments thereto) with respect to the Class A common stock, par value $0.0001 per share, of Apptio, Inc. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13G. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each of the undersigned hereby irrevocably constitute and appoint Ravi Mohan as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file, or cause to be executed or filed, any documents required to be filed by Section 13 of the 1934 Act and to execute any documents in connection with each of the undersigned’s purchase of the securities to which the Statement on Schedule 13G relates.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of February 14, 2017.

SHASTA VENTURES, L.P.

By:	/s/ Ravi Mohan
Ravi Mohan
Its Authorized Signatory

SHASTA VENTURES GP, LLC

By:	/s/ Ravi Mohan
Ravi Mohan
Its Authorized Signatory

TOD FRANCIS

/s/ Tod Francis

ROBERT CONEYBEER

/s/ Robert Coneybeer

RAVI MOHAN

/s/ Ravi Mohan